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                                  Exhibit 10.20


                               NO. A3089-556-2002

IN THE MATTER OF                                BEFORE THE TEXAS

URI, INC.                                       DEPARTMENT OF HEALTH

                                                AUSTIN, TEXAS

                                  AGREED ORDER
                                  ------------

                                 I. JURISDICTION

The Texas Department of Health ("Department" or "TDH") is authorized to enforce Tx. Health and Safety Code Chapter 401, ("Act") and the Department's rules found at 25 Tex. Admin. Code Chapter 289 ("Rules") relating to the regulation of sources of radiation, including in situ uranium mines. The Texas Natural Resource Conservation Commission ("TRNCC") also has jurisdiction over the operation of in situ uranium mines. The Department is the lead agency for enforcing the financial security requirements regarding in situ uranium mines under 25 Tex. Admin. Code (S) 289.101(f).

                                 II. RESPONDENT

URI, Inc. ("URI") possesses a radioactive materials license from the Department and is subject to the aforementioned Act and Rules. URI's license no. L03653 covers the Kingsville Dome mine in Kleberg County and the Rosita and Vasquez mines located in Duval Counties whose locations are more particularly described in the license. URI is not currently engaged in the mining of uranium (except the incidental removal of uranium during the groundwater restoration process).

                                   III. FACTS

On January 8, 2002, the Department, the TNRCC, URI and United States Fidelity & Guaranty Company executed the Second Kingsville Dome and Rosita Mines Agreement. This Agreement acknowledged that URI has serious financial difficulties in meeting its obligations. On January 16, 2002, based upon a review of financial security, the Department's Bureau of Radiation Control ("BRC") requested that URI post additional financial security under its license and threatened enforcement action against URI if it failed to post the additional financial security. URI is unable to post the additional financial security at this time.

                                  IV. RESPONSE

URI responded to the Department's request letter by filing an objection and requesting a conference to attempt to resolve the matter.

                                 VI. SETTLEMENT

Discussions were held between representatives of the Department and URI and a settlement was reached. This settlement, the terms of which are contained in this Agreed Order, is based on the desire of the Department to see that appropriate and cost effective restoration and decommissioning of URI's mine sites occurs. The TNRCC was notified of the discussions and the settlement agreed upon by the Department and URI.

                            Page 1 of Exhibit 10.20


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                            VII. COMPLETE SETTLEMENT

The terms contained herein are the complete settlement of all current issues regarding URI's financial security under its license.

             A. WAIVER OF HEARING AND AGREEMENT REGARDING SIGNATURE

In exchange for the execution of this Agreed Order, URI waives any right to a hearing. URI agrees that this Order may be signed by the Commissioner of Health or his designee.

                  B. NO WAIVER WITH REGARD TO FUTURE VIOLATIONS

The Department does not waive the right to take legal action against URI for any future violations of TDH rules or its license which may be committed by URI.

                            C. COMPLETE UNDERSTANDING

URI acknowledges that it understands the terms of this settlement, enters into the settlement freely, and agrees to the terms of this order.

                              D. NO RIGHT TO APPEAL

URI waives the right to judicial review of this Order.

IT IS, THEREFORE, ORDERED that the deadline for URI to post additional financial security for its mine sites is extended for 365 days from the date of this Order so long as the following conditions are met by URI:

     1. URI shall not conduct any mining of uranium at its mines (except the incidental removal of uranium during the groundwater restoration process) during this period of time, unless additional financial security for its license is approved by and posted with the Department in consultation with the TNRCC;
     2. URI shall not conduct any mining at its mines (except the incidental removal of uranium during the groundwater restoration process), unless authorized by appropriate permits issued by the TNRCC;
     3. URI shall be in substantial compliance with TDH License No. L03653 and all permits issued by the TNRCC, including Nos. UR02827-001, UR02880-001 and UR03050-001;
     4. URI shall fully cooperate with all inspections by the Department and the TNRCC and provide all information requested by either agency;
     5. In the case of its bankruptcy, URI shall allow the groundwater restoration equipment located at the mines to be used for groundwater restoration activities until groundwater restoration is complete.

IT IS FURTHER ORDERED that should the Department determine that URI has not complied with this Order, the Department shall notify URI in writing and URI shall immediately post with the Department the financial security as stated in the January 16, 2002 letter from the BRC to URI.

IT IS FURTHER ORDERED that the Department shall review this matter at the end of the referenced 365 day period and may extend this Order for another 365 day period. Approval of an extension of this Order is solely within the discretion of the Department but will not be unreasonably withheld.

IT IS FURTHER ORDERED that TDH license No. L03653 license shall remain in full effect in timely renewal status for the referenced 365 day period.

                            Page 2 of Exhibit 10.20


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IT IS FURTHER ORDERED that this Order shall end if URI posts additional financial security acceptable to the Department in consultation with the TNRCC during the referenced 365 day period.

IT IS FURTHER ORDERED THAT all correspondence with the Department will be directed to Ms. Cathy McGuire, Bureau of Radiation Control, Texas Department of Health, 1100 W. 49/th/ St., Austin, TX 78756, Fax (512) 834-6654.

                                    Signed the 8th day of March, 2002.



                                    /s/ Richard Ratliff
                                    ----------------------------------
                                    Richard Ratliff, P.E., Chief
                                    Bureau of Radiation Control
                                    Texas Department of Health

                            Page 3 of Exhibit 10.20


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Approved as to form and substance:


/s/ Tom Godard
----------------------------
Tom Godard
Assistant General Counsel
Texas Department of Heatlh



/s/ Jep Hill
----------------------------
Jep Hill
Attorney for URI, Inc.

                            Page 4 of Exhibit 10.20